Exhibit 15
The Board of Directors
Cadbury Schweppes plc
25 Berkeley Square
London
W1J 6HB
10 April 2008
Dear Sirs
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-101526 on Form S-8 of our reports dated 10 April 2008, relating to the financial statements of Cadbury Schweppes plc, and the effectiveness of Cadbury Schweppes plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Cadbury Schweppes plc for the year ended 31 December 2007.
Deloitte and Touche LLP
Chartered Accountants and Registered Auditors
London, United Kingdom
10 April 2008